Exhibit 99.1

News Release

One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For release: January 8, 2020 6:00 a.m. EST	Contact:	Lorie Tekorius, Investor Relations
Justin Roberts, Investor Relations
Ph: 503-684-7000

Greenbrier Reports First Quarter Results

~ Announces orders of 4,500 railcars valued at $450 million ~

~ Strong post-quarter orders for 4,400 units were driven by international sources ~

~ Board increases dividend 8% ~

~ Affirms $15 million synergy target ~

Lake Oswego, Oregon, January 8, 2020 – The Greenbrier Companies, Inc. (NYSE: GBX) today reported financial results for its first fiscal quarter ended November 30, 2019.

First Quarter Highlights

•

Net earnings attributable to Greenbrier for the quarter were $7.7 million, or $0.23 per diluted share, on revenue of $769.4 million. Quarterly results include $2.2 million, net of tax, ($0.07 per share) of integration and acquisition-related expenses from the American Railcar Industries (ARI) acquisition.

•	Adjusted net earnings attributable to Greenbrier for the quarter were $9.9 million, or $0.30 per diluted share, excluding $0.07 of ARI integration and acquisition-related expenses.

•	Adjusted EBITDA for the quarter was $74.2 million, or 9.6% of revenue.

•	Pre-tax ARI synergies of $2.8 million were achieved in the quarter. Annual synergy target of $15.0 million is affirmed.

•	Orders for 4,500 diversified railcars were received during the quarter, valued at $450 million.

•

Orders subsequent to Q1 exceed 4,400 units driven by international sources, including a significant multi-year order in Brazil for new railcars. Additionally, an agreement to rebuild nearly 850 Brazilian railcars was finalized.

•

New railcar backlog as of November 30, 2019 was 28,500 units with an estimated value of $3.1 billion. Subsequent to the quarter, Greenbrier agreed in principle to remove 575 units in backlog in exchange for financial consideration.

•	New railcar deliveries totaled 6,200 units for the quarter.

•	Board increases quarterly dividend 8.0% to $0.27 per share, payable on February 18, 2020 to shareholders as of January 28, 2020.

William A. Furman, Chairman and CEO, said, “Greenbrier’s strategy of strengthening its core North American market, international diversification, talent development and growing the business at scale is working. Employees performed well as we continued the integration of our largest-ever

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Greenbrier Reports First Quarter Results (Cont.)	Page 2

acquisition in North America. The synergies Greenbrier sought in acquiring the ARI manufacturing assets yielded $2.8 million in the first quarter, a good start toward achieving the fiscal 2020 synergy target of $15 million. Despite a weak North American freight railcar market, Greenbrier secured worldwide orders in the first quarter of 4,500 units valued at $450 million. Subsequent to quarter-end, Greenbrier received orders for nearly 4,400 railcars including a large multi-year order for our Greenbrier-Maxion JV in Brazil. Europe also recorded strong post-quarter orders. Included in post-quarter orders was a large award in North America from a customer in Saudi Arabia. These orders underline the traction Greenbrier is gaining internationally and the power of a developing globally integrated model. The December orders, along with Greenbrier’s backlog of 28,500 units at November 30, worth more than $3 billion, provide good global visibility. Given overall progress through the first three months, we are on track to achieve our guidance for the year, although quarterly performance will not be linear.”

Furman added, “Greenbrier’s uneven performance in the first quarter of fiscal 2020 fell short of our expectations. Operating inefficiencies and component supply issues triggered lost production days and reduced production at one of our newly-acquired ARI facilities. Therefore, a higher proportion of quarterly railcar deliveries originated from our 50/50 joint venture at GIMSA in Mexico, which impacted net earnings. The operating inefficiencies and supplier issues are being addressed.”

Furman concluded, “Looking ahead, fiscal 2020 remains a year of execution and responsiveness to a rapidly changing demand environment. The ARI integration is complex, but progressing favorably. Likewise, we are continuing remedial actions at Greenbrier Rail Services including Repair, and expect these operations to improve through the year. Our focus remains on managing recent acquisitions, generating positive cash flow, and creating long-term shareholder value through efficient capital allocation.”

Fiscal 2020 Outlook

Based on current business trends and production schedules for fiscal 2020, Greenbrier believes:

•	Deliveries will be 26,000 – 28,000 units including Greenbrier-Maxion (Brazil) (which will account for approximately 2,000 units).

•	Revenue will be approximately $3.5 billion.

•	Adjusted diluted EPS will be $2.60 – 3.00 excluding approximately $20 – $25 million of pre-tax integration and acquisition-related expenses from the ARI acquisition.

As noted in the “Safe Harbor” statement, there are risks to achieving this guidance. Certain orders and backlog in this release are subject to customary documentation and completion of terms.

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Greenbrier Reports First Quarter Results (Cont.)	Page 3

Financial Summary

	Q1 FY20		Q4 FY19		Sequential Comparison – Main Drivers
Revenue	$769.4M		$914.2M		Lower deliveries than record Q4 activity
Gross margin	12.0%		14.6%		Inefficiencies due to production delays and minimal syndication activity
Selling and administrative expense	$54.4M		$60.6M		Q1 reflects full quarter of acquired operations while Q4 included $11.0 million of acquisition expense
Interest and foreign exchange	$12.9M		$7.5M		Increased debt levels associated with July 2019 acquisition
Adjusted EBITDA	$74.2M		$109.4M		Primarily lower operating margin
Effective tax rate	20.7%		25.0%		Impact of discrete items and GIMSA JV earnings
Earnings (Loss) from unconsolidated affiliates	$1.1M		($0.9M	)	Strong performance at JV acquired as part of ARI and improved performance in Brazil
Net earnings attributable to noncontrolling interest	$16.3M		$15.7M		Continued strong performance at GIMSA JV
Adjusted net earnings attributable to Greenbrier	$9.9M	(1)	$43.3M	(2)	Lower revenue, deliveries and operating margin versus strong Q4
Adjusted diluted EPS	$0.30	(1)	$1.31	(2)

(1)	Excludes expense of $2.2 million ($0.07 per share), net of tax, associated with ARI integration and acquisition-related expenses.
(2)	Excludes expense of $8.2 million ($0.25 per share), net of tax, associated with ARI acquisition expenses.

Segment Summary

	Q1 FY20	Q4 FY19	Sequential Comparison – Main Drivers
Manufacturing
Revenue	$657.4M	$802.1M	Fewer deliveries than record Q4, reflecting production delays and minimal syndication activity
Gross margin	11.5%	14.5%	Inefficiencies due to production delays and minimal syndication activity
Operating margin (1)	8.1%	11.8%
Deliveries (2)	5,900	7,300	Fewer deliveries than record Q4
Wheels, Repair & Parts
Revenue	$86.6M	$85.7M	Improved mix partially offset by lower volume of wheels
Gross margin	5.4%	4.7%	Benefit of efficiency improvements and cost containment in Repair
Operating margin (1)	1.3%	(0.2%)
Leasing & Services
Revenue	$25.4M	$26.4M
Gross margin	47.3%	50.7%	Lower interim rent on certain railcars
Operating margin (1) (3)	38.5%	41.2%

(1)	See supplemental segment information on page 9 for additional information.
(2)	Excludes Brazil deliveries which are not consolidated into manufacturing revenue and margins.
(3)	Includes Net gain on disposition of equipment, which is excluded from gross margin.

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Greenbrier Reports First Quarter Results (Cont.)	Page 4

Conference Call

Greenbrier will host a teleconference to discuss its first quarter 2020 results. In conjunction with this news release, Greenbrier has posted a supplemental earnings presentation to our website. Teleconference details are as follows:

•	January 8, 2020

•	8:00 a.m. Pacific Standard Time

•	Phone: 1-630-395-0143, Password: “Greenbrier”

•	Real-time Audio Access: (“Newsroom” at http://www.gbrx.com)

Please access the site 10 minutes prior to the start time.

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Greenbrier designs, builds and markets freight railcars and marine barges in North America. Greenbrier Europe is an end-to-end freight railcar manufacturing, engineering and repair business with operations in Poland, Romania and Turkey that serves customers across Europe and in the nations of the Gulf Cooperation Council. Greenbrier builds freight railcars and rail castings in Brazil through two separate strategic partnerships. We are a leading provider of freight railcar wheel services, parts, repair, refurbishment and retrofitting services in North America through our wheels, repair & parts business unit. Greenbrier offers railcar management, regulatory compliance services and leasing services to railroads and related transportation industries in North America. Through unconsolidated joint ventures, we produce industrial and rail castings, tank heads and other components. Greenbrier owns a lease fleet of 9,300 railcars and performs management services for 385,000 railcars. Learn more about Greenbrier at www.gbrx.com.

Adjusted Financial Metric Definition

Adjusted EBITDA, Adjusted net earnings attributable to Greenbrier, Adjusted diluted EPS and Adjusted diluted EPS range excluding integration and acquisition-related expenses from the ARI acquisition are not financial measures under generally accepted accounting principles (GAAP). These metrics are performance measurement tools used by rail supply companies and Greenbrier. You should not consider these metrics in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because these metrics are not a measure of financial performance under GAAP and are susceptible to varying calculations, the measures presented may differ from and may not be comparable to similarly titled measures used by other companies.

We define Adjusted EBITDA as Net earnings before Interest and foreign exchange, Income tax expense (benefit), Depreciation and amortization and excluding the impact associated with items we do not believe are indicative of our core business or which affect comparability. We believe the presentation of Adjusted EBITDA provides useful information as it excludes the impact of financing, foreign exchange, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s core business. We believe this assists in comparing our performance across reporting periods.

Adjusted net earnings attributable to Greenbrier and Adjusted diluted EPS excludes the impact associated with items we do not believe are indicative of our core business or which affect comparability. Adjusted diluted EPS range excluding integration and acquisition-related expenses from the ARI acquisition excludes integration and acquisition-related expenses from the ARI acquisition. We believe this assists in comparing our performance across reporting periods.

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Greenbrier Reports First Quarter Results (Cont.)	Page 5

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	November 30, 2019	August 31, 2019	May 31, 2019	February 28, 2019	November 30, 2018
Assets
Cash and cash equivalents	$253,602	$329,684	$359,625	$341,500	$462,797
Restricted cash	8,648	8,803	21,471	21,584	8,872
Accounts receivable, net	313,786	373,383	330,385	335,732	306,917
Inventories	733,806	664,693	592,099	574,146	492,573
Leased railcars for syndication	135,319	182,269	130,489	163,472	233,415
Equipment on operating leases, net	396,187	366,688	376,241	381,336	317,282
Property, plant and equipment, net	730,730	717,973	478,502	472,739	461,120
Investment in unconsolidated affiliates	85,141	91,818	53,036	58,685	58,682
Intangibles and other assets, net	162,089	125,379	97,022	101,284	95,958
Goodwill	129,468	129,947	74,318	82,743	77,508

	$2,948,776	$2,990,637	$2,513,188	$2,533,221	$2,515,124

Liabilities and Equity
Revolving notes	$29,502	$27,115	$25,952	$22,323	$22,189
Accounts payable and accrued liabilities	527,789	568,360	473,106	474,863	438,304
Deferred income taxes	9,417	13,946	12,089	29,481	30,631
Deferred revenue	59,657	85,070	76,170	91,533	108,566
Notes payable, net	817,830	822,885	483,918	486,107	487,764

Contingently redeemable noncontrolling interest	31,723	31,564	24,722	25,637	28,449

Total equity - Greenbrier	1,281,808	1,276,730	1,262,315	1,257,818	1,257,631
Noncontrolling interest	191,050	164,967	154,916	145,459	141,590

Total equity	1,472,858	1,441,697	1,417,231	1,403,277	1,399,221

	$2,948,776	$2,990,637	$2,513,188	$2,533,221	$2,515,124

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Greenbrier Reports First Quarter Results (Cont.)	Page 6

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts, unaudited)

	Three Months Ended November 30,
	2019	2018

Revenue
Manufacturing	$657,367	$471,789
Wheels, Repair & Parts	86,608	108,543
Leasing & Services	25,384	24,191

	769,359	604,523
Cost of revenue
Manufacturing	581,912	417,805
Wheels, Repair & Parts	81,892	100,978
Leasing & Services	13,366	13,207

	677,170	531,990

Margin	92,189	72,533

Selling and administrative expense	54,364	50,432
Net gain on disposition of equipment	(3,959)	(14,353)

Earnings from operations	41,784	36,454

Other costs
Interest and foreign exchange	12,852	4,404

Earnings before income taxes and earnings from unconsolidated affiliates	28,932	32,050
Income tax expense	(5,994)	(9,135)

Earnings before earnings from unconsolidated affiliates	22,938	22,915
Earnings from unconsolidated affiliates	1,073	467

Net earnings	24,011	23,382
Net earnings attributable to noncontrolling interest	(16,342)	(5,426)

Net earnings attributable to Greenbrier	$7,669	$17,956

Basic earnings per common share:	$0.24	$0.55

Diluted earnings per common share:	$0.23	$0.54

Weighted average common shares:
Basic	32,629	32,640
Diluted	33,284	33,093

Dividends declared per common share	$0.25	$0.25

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Greenbrier Reports First Quarter Results (Cont.)	Page 7

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three Months Ended November 30,
	2019	2018
Cash flows from operating activities
Net earnings	$24,011	$23,382
Adjustments to reconcile net earnings to net cash used in operating activities:
Deferred income taxes	(6,515)	(2,360)
Depreciation and amortization	29,335	20,700
Net gain on disposition of equipment	(3,959)	(14,353)
Accretion of debt discount	1,350	1,076
Stock based compensation expense	3,157	3,194
Noncontrolling interest adjustments	1,736	3,920
Other	(391)	286
Decrease (increase) in assets:
Accounts receivable, net	58,488	54,834
Inventories	(69,662)	(63,045)
Leased railcars for syndication	(13,132)	(116,726)
Other	(37,304)	(392)
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	(47,421)	(10,949)
Deferred revenue	(10,012)	3,314

Net cash used in operating activities	(70,319)	(97,119)

Cash flows from investing activities
Proceeds from sales of assets	27,463	34,497
Capital expenditures	(23,216)	(28,677)
Investment in and advances to unconsolidated affiliates	(1,500)	(11,393)
Cash distribution from unconsolidated affiliates and other	4,452	1,784

Net cash provided by (used in) investing activities	7,199	(3,789)

Cash flows from financing activities
Net change in revolving notes with maturities of 90 days or less	2,399	(4,840)
Proceeds from issuance of notes payable	-	225,000
Repayments of notes payable	(9,749)	(173,453)
Debt issuance costs	(4)	(2,766)
Dividends	(343)	(467)
Cash distribution to joint venture partner	(4,531)	(3,185)
Tax payments for net share settlement of restricted stock	(1,870)	(4,747)

Net cash provided by (used in) financing activities	(14,098)	35,542

Effect of exchange rate changes	981	(2,439)
Decrease in cash, cash equivalents and restricted cash	(76,237)	(67,805)
Cash and cash equivalents and restricted cash
Beginning of period	338,487	539,474

End of period	$262,250	$471,669

Balance Sheet Reconciliation
Cash and cash equivalents	$253,602	$462,797
Restricted cash	8,648	8,872

Total cash and cash equivalents and restricted cash as presented above	$262,250	$471,669

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Greenbrier Reports First Quarter Results (Cont.)	Page 8

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

  (In thousands, except per share amounts, unaudited)

Operating Results by Quarter for 2019 are as follows:

	First	Second	Third	Fourth	Total

Revenue
Manufacturing	$471,789	$476,019	$681,588	$802,103	$2,431,499
Wheels, Repair & Parts	108,543	125,278	124,980	85,701	444,502
Leasing & Services	24,191	57,374	49,584	26,441	157,590

	604,523	658,671	856,152	914,245	3,033,591

Cost of revenue
Manufacturing	417,805	442,996	590,788	686,036	2,137,625
Wheels, Repair & Parts	100,978	118,455	119,821	81,636	420,890
Leasing & Services	13,207	43,376	38,971	13,036	108,590

	531,990	604,827	749,580	780,708	2,667,105

Margin	72,533	53,844	106,572	133,537	366,486

Selling and administrative expense	50,432	47,892	54,377	60,607	213,308
Net gain on disposition of equipment	(14,353)	(12,102)	(11,019)	(3,489)	(40,963)
Goodwill impairment	-	-	10,025	-	10,025

Earnings from operations	36,454	18,054	53,189	76,419	184,116

Other costs
Interest and foreign exchange	4,404	9,237	9,770	7,501	30,912

Earnings before income tax and earnings (loss) from unconsolidated affiliates	32,050	8,817	43,419	68,918	153,204
Income tax expense	(9,135)	(2,248)	(13,008)	(17,197)	(41,588)

Earnings before earnings (loss) from unconsolidated affiliates	22,915	6,569	30,411	51,721	111,616
Earnings (loss) from unconsolidated affiliates	467	(786)	(4,564)	(922)	(5,805)

Net earnings	23,382	5,783	25,847	50,799	105,811
Net earnings attributable to noncontrolling interest	(5,426)	(3,018)	(10,599)	(15,692)	(34,735)

Net earnings attributable to Greenbrier	$17,956	$2,765	$15,248	$35,107	$71,076

Basic earnings per common share (1)	$0.55	$0.08	$0.47	$1.08	$2.18
Diluted earnings per common share (1)	$0.54	$0.08	$0.46	$1.06	$2.14

(1)

Quarterly amounts do not total to the year to date amount as each period is calculated discretely. Diluted EPS is calculated by including the dilutive effect, using the treasury stock method, associated with shares underlying the 2.875% Convertible notes, 2.25% Convertible notes, restricted stock units that are not considered participating securities and performance based restricted stock units subject to performance criteria, for which actual levels of performance above target have been achieved.

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Greenbrier Reports First Quarter Results (Cont.)	Page 9

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

  (In thousands, unaudited)

Segment Information

  Three months ended November 30, 2019:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$657,367	$97	$657,464	$53,143	$(23)	$53,120
Wheels, Repair & Parts	86,608	5,851	92,459	1,114	(342)	772
Leasing & Services	25,384	1,749	27,133	9,777	1,289	11,066
Eliminations	-	(7,697)	(7,697)	-	(924)	(924)
Corporate	-	-	-	(22,250)	-	(22,250)

	$769,359	$-	$769,359	$41,784	$-	$41,784

Three months ended August 31, 2019:
	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$802,103	$14,829	$816,932	$94,628	$1,579	$96,207
Wheels, Repair & Parts	85,701	11,826	97,527	(191)	640	449
Leasing & Services	26,441	13,482	39,923	10,883	13,061	23,944
Eliminations	-	(40,137)	(40,137)	-	(15,280)	(15,280)
Corporate	-	-	-	(28,901)	-	(28,901)

	$914,245	$-	$914,245	$76,419	$-	$76,419

	Total assets
	November 30, 2019	August 31, 2019
Manufacturing	$1,568,338	$1,606,571
Wheels, Repair & Parts	317,786	306,725
Leasing & Services	776,724	708,799
Unallocated	285,928	368,542

	$2,948,776	$2,990,637

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Greenbrier Reports First Quarter Results (Cont.)	Page 10

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

  (In thousands, excluding backlog and delivery units, unaudited)

Reconciliation of Net earnings to Adjusted EBITDA

	Three Months Ended

	November 30, 2019	August 31, 2019

Net earnings	$24,011	$50,799
Interest and foreign exchange	12,852	7,501
Income tax expense	5,994	17,197
Depreciation and amortization	29,335	22,898
ARI integration & acquisition-related costs	1,991	10,971

Adjusted EBITDA	$74,183	$109,366

Three Months Ended
November 30, 2019
Backlog Activity (units) (1)
Beginning backlog	30,300
Orders received	4,500
Production held as Leased railcars for syndication	(300)
Production sold directly to third parties	(6,000)

Ending backlog	28,500

Delivery Information (units) (1)
Production sold directly to third parties	6,000
Sales of Leased railcars for syndication	200

Total deliveries	6,200

(1) Includes Greenbrier-Maxion, our Brazilian railcar manufacturer, which is accounted for under the equity method

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Greenbrier Reports First Quarter Results (Cont.)	Page 11

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

  (In thousands, except per share amounts, unaudited)

Reconciliation of common shares outstanding

The shares used in the computation of the Company’s basic and diluted earnings per common share are reconciled as follows:

	Three Months Ended

	November 30, 2019	August 31, 2019

Weighted average basic common shares outstanding (1)	32,629	32,591
Dilutive effect of convertible notes (2)	-	-
Dilutive effect of restricted stock units (3)	655	585

Weighted average diluted common shares outstanding	33,284	33,176

(1)

Restricted stock grants and restricted stock units that are considered participating securities, including some grants subject to certain performance criteria, are included in weighted average basic common shares outstanding when the Company is in a net earnings position.

(2)

The dilutive effect of the 2.875% Convertible notes issued in February 2017 and the 2.25% Convertible notes issued in July 2019 were excluded for the periods in which they were outstanding as the average stock price was less than the applicable conversion price and therefore was anti-dilutive.

(3)

Restricted stock units that are not considered participating securities and restricted stock units subject to performance criteria, for which actual levels of performance above target have been achieved, are included in weighted average diluted common shares outstanding when the Company is in a net earnings position.

Reconciliation of Net earnings attributable to Greenbrier to Adjusted net earnings attributable to Greenbrier

	Three Months Ended
	November 30, 2019	August 31, 2019

Net earnings attributable to Greenbrier	$7,669	$35,107
ARI integration and acquisition-related costs, net of tax	2,218	8,228

Adjusted net earnings attributable to Greenbrier	$9,887	$43,335

Reconciliation of Diluted earnings per share to Adjusted diluted earnings per share

	Three Months Ended
	November 30, 2019	August 31, 2019

Diluted earnings per share	$0.23	$1.06
ARI integration and acquisition-related costs, net of tax	0.07	0.25

Adjusted diluted earnings per share	$0.30	$1.31

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Greenbrier Reports First Quarter Results (Cont.)	Page 12

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including any statements that are not purely statements of historical fact. Greenbrier uses words, and variations of words, such as “affirms,” “anticipates,” “believes,” “forecast,” “potential,” “goal,” “contemplates,” “expects,” “intends,” “plans,” “projects,” “hopes,” “seeks,” “estimates,” “strategy,” “could,” “would,” “should,” “likely,” “will,” “may,” “can,” “designed to,” “future,” “foreseeable future” and similar expressions to identify forward-looking statements. These forward-looking statements include, without limitation, the information under the heading “Fiscal 2020 Outlook”, “Supplemental Information – 2020 Fiscal Year Guidance and Outlook”, and any other information regarding future performance and strategies. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements.

Factors that might cause such a difference include, but are not limited to, the cyclical nature of our business, economic downturns and a rising interest rate environment; changes in our product mix due to shifts in demand or fluctuations in commodity and energy prices; a decline in performance or demand of the rail freight industry; an oversupply or increase in efficiency in the rail freight industry; difficulty integrating acquired businesses or joint ventures; inability to convert backlog to future revenues; risks related to our operations outside of the U.S., including anti-bribery violations; governmental policy changes impacting international trade and corporate tax; the loss of or reduction of business from one or more of our limited number of customers; inability to lease railcars at satisfactory rates, or realize expected residual values on sale of railcars at the end of a lease; shortages of skilled labor, increased labor costs, or failure to maintain good relations with our workforce; equipment failures, technological failures, costs and inefficiencies associated with changing of production lines, or transfer of production between facilities; inability to compete successfully; suitable joint ventures, acquisition opportunities and new business endeavors may not be identified or concluded; inability to complete capital expenditure projects efficiently, or to cause capital expenditure projects to operate as anticipated; inability to design or manufacture products or technologies, or to achieve timely certification or market acceptance of new products or technologies; unsuccessful relationships with our joint venture partners; environmental liabilities, including the Portland Harbor Superfund Site; the timing of our asset sales and related revenue recognition may result in comparisons between fiscal periods not being accurate indicators of future performance; attrition within our management team or unsuccessful succession planning for members of our senior management team and other key employees who are at or nearing retirement age; changes in the credit markets and the financial services industry; volatility in the global financial markets; our actual results differing from our announced expectations; fluctuations in the availability and price of energy, freight transportation, steel and other raw materials; inability to procure specialty components or services on commercially reasonable terms or on a timely basis from a limited number of suppliers; our existing indebtedness may limit our ability to borrow additional amounts in the future, may expose us to increasing interest rates, and may expose us to a material adverse effect on our business if we are unable to service our debt or obtain additional financing; train derailments or other accidents or claims; changes in or failure to comply with legal and regulatory requirements; an adverse outcome in any pending or future litigation or investigation; potential misconduct by employees; labor strikes or work stoppages; the volatility of our stock price; dilution to investors resulting from raising additional capital or due to other reasons; product and service warranty claims; misuse of our products by third parties; write-downs of goodwill or intangibles in future periods; conversion at our option of our outstanding convertible notes resulting in dilution to our then-current stockholders; as a holding company with no operations, our reliance on our subsidiaries and joint ventures and their ability to make distributions to us; our governing documents, the terms of our convertible notes, and Oregon law could make a change of control or acquisition of our business by a third party difficult; the discretion of our Board of Directors to pay or not pay dividends on our common stock; fluctuations in foreign currency exchange rates; inability to raise additional capital to operate our business and achieve our business objectives; shareholder activism could cause us to incur significance expense, impact our stock price, and hinder execution of our business strategy; cybersecurity risks; updates or changes to our information technology systems resulting in problems; inability to protect our intellectual property and prevent its improper use by third parties; claims by third parties that our products or services infringe their intellectual property rights; liability for physical damage, business interruption or product liability claims that exceed our insurance coverage; inability to procure adequate insurance on a cost-effective basis; changes in accounting standards or inaccurate estimates or assumptions in the application of accounting policies; fires, natural disasters, severe weather conditions or public health crises; unusual weather conditions which reduce demand for

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Greenbrier Reports First Quarter Results (Cont.)	Page 13

our wheel-related parts and repair services; business, regulatory, and legal developments regarding climate change which may affect the demand for our products or the ability of our critical suppliers to meet our needs; repercussions from terrorist activities or armed conflict; unanticipated changes in our tax provisions or exposure to additional income tax liabilities; the inability of certain of our customers to utilize tax benefits or tax credits; and suspension or termination of our share repurchase program. More information on these risks and other potential factors that could cause our results to differ from our forward-looking statements is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and subsequent Form 10-Q filing. Except as otherwise required by law, the Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.

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